Exhibit 99.1

For Immediate Release

Builders FirstSource Announces Offering of $350.0 Million of Senior Secured Notes Due 2021

May 13, 2013 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today announced that it intends to offer, in a private offering subject to market and other conditions, $350.0 million aggregate principal amount of senior secured notes due 2021 (the “Notes”). Obligations under the Notes will initially be guaranteed by all of the company’s operating subsidiaries and certain of its non-operating subsidiaries. In connection with the offering, the company intends to enter into a new senior secured ABL revolving credit facility. Such facility is expected to provide for revolving credit borrowings of up to $175.0 million and is expected to be undrawn at closing. The company intends to use the net proceeds from the offering, together with cash on hand, to (i) redeem its $139.7 million aggregate principal amount of second priority senior secured floating rate notes due 2016 at par plus accrued and unpaid interest thereon to the redemption date, (ii) repay in full $225.0 million in term loan borrowings outstanding under its existing credit facility plus a prepayment premium of approximately $39.1 million and accrued and unpaid interest and terminate its existing credit facility and (iii) pay fees and expenses in connection therewith.

The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The issuance and sale of the Notes will not be registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates 53 distribution centers and 44 manufacturing facilities in 9 states, principally in the southern and eastern United States. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products.

Cautionary Notice

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:

Chad Crow

Senior Vice President and Chief Financial Officer

Builders FirstSource, Inc.

(214) 880-3585